EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the First Quarter 2018 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)—April 17, 2018-- ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter 2018. For the quarter, sales were $120.8 million compared to $170.3 million for the first quarter of 2017. Net loss was $9.1 million compared to net income of $6.7 million for the first quarter of 2017. Earnings per share, assuming dilution, were a loss of $0.19 compared to income of $0.14 for the first quarter of 2017. Non-GAAP earnings per share were a loss of $0.29 compared to income of $0.18 for the first quarter of 2017. GAAP earnings per share include the benefit of an acquisition-related bargain purchase gain, as well as the expense of a restructuring program. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “As we expected, our performance this quarter continued to be impacted by a merger-related review and slowdown in the spending at a domestic Tier 1 customer. While our international Tier 1 revenue exceeded expectations, lower overall product volumes resulting from the domestic slowdown, coupled with restructuring expenses and lower international gross margins, negatively affected our profit margins for the quarter and further hampered our results.  Looking ahead, we expect continued strength in our European business in the second quarter and a rebound in our North American business in the second half.  Our level of engagement with domestic and international Tier 1 customers remains at all-time highs, and our recent acquisition of the market leadership in EPON for the North American cable/MSO market positions us for further growth moving forward.”

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2018. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on May 2, 2018. The ex-dividend date is May 1, 2018, and the payment date is May 16, 2018.

The Company confirmed that its first quarter conference call will be held Wednesday, April 18, 2018, at 9:30 a.m. Central Time. ADTRAN will webcast this conference. To listen, simply visit the Investor Relations site at www.investors.adtran.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay and transcript of the conference call will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months.

ADTRAN, Inc. is the leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit us at www.adtran.com, LinkedIn and Twitter.

For more information, contact the company at 256-963-8220 or via email at investor.relations@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2017. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	March 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$82,623	$86,433
Short-term investments	16,402	16,129
Accounts receivable, net	80,883	144,150
Other receivables	34,690	26,578
Inventory, net	120,021	122,542
Prepaid expenses and other current assets	9,693	17,282
Total Current Assets	344,312	413,114

Property, plant and equipment, net	83,875	85,079
Deferred tax assets, net	21,661	23,428
Goodwill	3,492	3,492
Other assets	32,635	13,725
Long-term investments	156,472	130,256
Total Assets	$642,447	$669,094

Liabilities and Stockholders' Equity
Accounts payable	$50,653	$60,632
Unearned revenue	13,948	13,070
Accrued expenses	13,826	13,232
Accrued wages and benefits	15,863	15,948
Income tax payable	7,708	3,936
Total Current Liabilities	101,998	106,818

Non-current unearned revenue	4,154	4,556
Other non-current liabilities	34,590	34,209
Bonds payable	25,600	25,600
Total Liabilities	166,342	171,183

Stockholders' Equity	476,105	497,911

Total Liabilities and Stockholders' Equity	$642,447	$669,094

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Sales
Products	$105,253	$143,597
Services	15,553	26,682
Total Sales	120,806	170,279
Cost of Sales
Products	68,612	76,664
Services	12,461	19,906
Total Cost of Sales	81,073	96,570
Gross Profit	39,733	73,709
Selling, general and administrative expenses	33,531	34,789
Research and development expenses	32,849	31,971
Operating Income (Loss)	(26,647)	6,949
Interest and dividend income	866	933
Interest expense	(132)	(141)
Net realized investment gain	1,991	470
Other income (expense), net	(57)	134
Gain on bargain purchase of a business	11,322	—
Income (loss) before provision for income taxes	(12,657)	8,345
Provision for income taxes	3,521	(1,694)
Net Income (Loss)	$(9,136)	$6,651

Weighted average shares outstanding – basic	48,232	48,430
Weighted average shares outstanding – diluted	48,292	48,939

Earnings per common share – basic	$(0.19)	$0.14
Earnings per common share – diluted	$(0.19)	$0.14

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2017

Net Income (Loss)	$(9,136)	$6,651
Other Comprehensive Income (Loss), net of tax
Net unrealized gains (losses) on available-for-sale securities	(1,500)	1,335
Net unrealized gains (losses) on cash flow hedges	—	79
Defined benefit plan adjustments	62	55
Foreign currency translation	842	1,242
Other Comprehensive Income (Loss), net of tax	(596)	2,711
Comprehensive Income (Loss), net of tax	$(9,732)	$9,362

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(9,136)	$6,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,614	4,323
Amortization of net premium on available-for-sale investments	42	124
Net realized gain on long-term investments	(1,991)	(470)
Net (gain) loss on disposal of property, plant and equipment	67	(16)
Gain on bargain purchase of a business	(11,322)	—
Stock-based compensation expense	1,819	1,883
Deferred income taxes	(1,332)	(1,947)
Changes in operating assets and liabilities:
Accounts receivable, net	63,904	7,247
Other receivables	(6,164)	1,884
Inventory	3,368	(7,399)
Prepaid expenses and other assets	10,583	(2,413)
Accounts payable	(10,233)	(1,713)
Accrued expenses and other liabilities	826	(3,166)
Income tax payable	2,184	4,049
Net cash provided by operating activities	46,229	9,037

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,950)	(3,872)
Proceeds from disposals of property, plant and equipment	—	16
Proceeds from sales and maturities of available-for-sale investments	49,074	24,471
Purchases of available-for-sale investments	(75,960)	(29,517)
Acquisition of business	(7,806)	—
Net cash used in investing activities	(36,642)	(8,902)

Cash flows from financing activities:
Proceeds from stock option exercises	369	1,377
Purchases of treasury stock	(10,171)	(5,559)
Dividend payments	(4,367)	(4,369)
Net cash used in financing activities	(14,169)	(8,551)

Net decrease in cash and cash equivalents	(4,582)	(8,416)
Effect of exchange rate changes	772	1,079
Cash and cash equivalents, beginning of period	86,433	79,895

Cash and cash equivalents, end of period	$82,623	$72,558

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$95	$509

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expense was recorded in the following Consolidated Statements of Income categories for three months ended March 31, 2018 and 2017:

	Three Months Ended
	March 31,
	2018	2017

Restructuring expense included in cost of sales	$2,370	$—

Selling, general and administrative expense	1,766	—
Research and development expense	1,814	—
Restructuring expense included in operating expenses	3,580	—

Total restructuring expense	5,950	—
Provision for income taxes	(1,547)	—

Total restructuring expense, net of tax	$4,403	$—

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope), and on March 19, 2018, we closed on the acquisition of Sumitomo Electric Lightwave Corp.’s North American EPON business (Sumitomo). Acquisition related expenses, amortizations and adjustments for the three months ended March 31, 2018 and 2017 for all four transactions are as follows:

	Three Months Ended
	March 31,
	2018	2017
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$158

NSN BBA acquisition
Amortization of acquired intangible assets	92	208
Amortization of other purchase accounting adjustments	—	28
Subtotal - NSN BBA acquisition	92	236

CommScope acquisition
Amortization of acquired intangible assets	125	686
Amortization of other purchase accounting adjustments	1	50
Acquisition related professional fees, travel and other expenses	—	8
Subtotal - CommScope acquisition	126	744

Sumitomo acquisition
Amortization of acquired intangible assets	110	—
Acquisition related professional fees, travel and other expenses	97	—
Subtotal - Sumitomo acquisition	207	—

Total acquisition related expenses, amortizations and adjustments	583	1,138
Provision for income taxes	(156)	(425)
Total acquisition related expenses, amortizations and adjustments, net of tax	$427	$713

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three months ended March 31, 2018 and 2017:

	Three Months Ended
	March 31,
	2018	2017
Cost of goods sold	$59	$50

Selling, general and administrative expenses	266	62
Research and development expenses	258	1,026
Total acquisition related expenses, amortizations and adjustments included in operating expenses	524	1,088

Total acquisition related expenses, amortizations and adjustments	583	1,138
Provision for income taxes	(156)	(425)
Total acquisition related expenses, amortizations and adjustments, net of tax	$427	$713

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2018	2017

Stock-based compensation expense included in cost of sales	$95	$91

Selling, general and administrative expense	1,035	1,016
Research and development expense	689	776
Stock-based compensation expense included in operating expenses	1,724	1,792

Total stock-based compensation expense	1,819	1,883
Tax benefit for expense associated with non-qualified options, PSUs, RSUs and restricted stock	(384)	(380)

Total stock-based compensation expense, net of tax	$1,435	$1,503

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

GAAP earnings per common share - diluted	$(0.19)	0.14

Restructuring expense	0.09	—
Acquisition related expenses, amortizations and adjustments	0.01	0.01
Stock-based compensation expense	0.03	0.03
Gain on bargain purchase of a business	(0.23)	—

Non-GAAP earnings per common share - diluted	$(0.29)	0.18